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                                                                   EXHIBIT 10.78

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT is entered into as of January 10, 2001 (the "Effective Date") by and between Connetics Corporation ("Connetics"), a Delaware corporation, with its principal place of business at 3400 West Bayshore Road, Palo Alto, California 94303, and Glenn A. Oclassen ("Consultant") having an address at 24 Egret Way, Mill Valley, California 94901. Connetics and Consultant are sometimes referred to individually as a "Party" and collectively as the "Parties."

     Connetics and Consultant agree as follows:

     1.   DEFINITIONS. For purposes of this Agreement:

          "AFFILIATE" of Connetics means any corporation or other business entity controlled by, controlling or under common control with, Connetics. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity.

          "PROPRIETARY INFORMATION" means any information of value concerning Connetics, not generally known to the public, conveyed by Connetics to Consultant or otherwise learned by Consultant in connection with his role as a consultant to Connetics during the term of this Agreement, including (but not limited to):

          (a) information relating to pharmaceuticals; processes for developing pharmaceuticals; the development status of pharmaceuticals; synthetic and manufacturing processes; compounds; compositions of matter; formulations; medicaments and modes of their administration; veterinary supplements; microorganisms; cells or parts thereof, cell lines and the progeny thereof, including modified or recombined DNA molecules, and vectors and hosts containing the same; natural and synthetic antibodies, antigens, source materials, and fragments thereof; technical information, such as clinical, biological, pharmaceutical and characterizing data; clinical trial protocols, codes and status; computer programs; apparatus; devices; drawings; designs; plans; and know-how; and

          (b) business information, such as reports; records; customer lists; supplier lists; marketing and sales plans; financial information; costs; and pricing information;


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          (c)  any information, concepts or ideas used in, or reasonably related to, the business of Connetics, including information received by Connetics in confidence from another, that Connetics discloses to Consultant, or that Consultant conceives or develops for Connetics individually or in conjunction with others under the terms of this Agreement.

     2. TERM AND TERMINATION. Connetics hereby retains Consultant, and Consultant hereby accepts this retainer as a consultant to Connetics for an initial term commencing as of the Effective Date and ending on the first anniversary of the Effective Date unless otherwise extended. Connetics and Consultant agree to reevaluate the terms of this Agreement annually, and this Agreement shall automatically renew each year on the anniversary of the Effective Date on the same terms unless Connetics and Consultant mutually agree to modify the Agreement for subsequent additional terms, provided that no changes to this agreement shall be enforceable unless in writing signed by both Parties. Either Party may terminate this Agreement by giving the other Party thirty (30) days' prior written notice.

     3. AREA OF CONSULTATION. Consultant shall consult with and advise Connetics with respect to advice and counsel regarding the dermatology market. Consultant shall provide, when reasonably requested to do so by Connetics, time during the term of this Agreement, for conferences and consultations.

     4.   OTHER EMPLOYMENT.

          (a) Consultant shall promptly disclose in writing to Connetics should any conflict or possible conflict of duties and obligations arise during the term of this Agreement. In addition, Connetics shall have the right to notify Consultant if Connetics believes that a conflict of interest may have arisen based on information known to Connetics. The Parties agree that, if Consultant agrees to perform services for another company which Connetics, in its discretion, believes to be in direct competition with Connetics, then Connetics shall have the right to terminate this Agreement.

          (b) Consultant confirms that this Agreement does not conflict with Consultant's duties and obligations under any other agreement to which Consultant is a party, and that Consultant is free to disclose any information that Consultant will furnish to Connetics in connection with providing Consultant's services.

     5.   COMPENSATION.

          (a) Connetics shall pay Consultant, and Consultant shall accept for Consultant's services under this Agreement, compensation in the form of an annual retainer Forty Four Thousand Dollars ($44,000) payable in monthly installments.


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          (b)  Consultant shall receive a one time grant of Twenty Five Thousand
(25,000) stock options at fair market value, fully vested on the date of grant. For purposes of this Agreement, "fair market value" shall be calculated as the closing price of Connetics' common stock as reported by Nasdaq for the date of this Agreement.

          (c) Upon presentation of copies of receipts or other appropriate evidence of expenditures by Consultant, Connetics shall reimburse Consultant for reasonable travel expenses that Consultant incurs for travel at the request and with the prior written approval of Connetics, in rendering services pursuant to this Agreement. Connetics shall not reimburse Consultant for time spent traveling unless specifically authorized in advance.

          (d) Consultant's Social Security Number is provided below solely for the purpose of permitting Connetics to report payments made to Consultant under this Agreement, as required by applicable federal, state or local tax laws or regulations. Consultant acknowledges and agrees that it is his sole obligation to report as self employment income all compensation for services received from Connetics in his capacity as a consultant.

          (e) The compensation outlined in this SECTION 5 is intended to be in addition to any compensation that may be paid to Consultant in his capacity as a director of Connetics.

     6.   PROPRIETARY INFORMATION.

          (a) In order to facilitate Consultant's services under this Agreement, it may be necessary for Connetics to disclose Proprietary Information to Consultant. Consultant agrees to retain the Proprietary Information in strict confidence and not to disclose or transfer the Proprietary Information to any party other than as authorized by Connetics or as contemplated by this Agreement. Upon completion of Consultant's services under this Agreement, Consultant will return all Technology copies and any remaining samples to Connetics, unless directed otherwise by Connetics. These obligations of confidentiality and non-use shall survive the expiration or termination of this Agreement.

          (b) Consultant shall not use any Proprietary Information except for providing consulting services under this Agreement, nor disclose Proprietary Information to others without Connetics' express written permission.

          (c) Consultant understands that Proprietary Information can constitute "inside information" for securities purposes and agrees to refrain from any unauthorized disclosure, trading or other such use.

          (d) Notwithstanding the foregoing, Consultant shall not be prevented from using or disclosing information:

               (i) that Consultant can demonstrate by written records was known to him before the date of disclosure by Connetics and not obtained or derived directly or indirectly from Connetics;


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               (ii)  that is now, or becomes in the future, public knowledge other than by breach of this Agreement by Consultant; or

               (iii) that is lawfully disclosed to Consultant on a
                     non-confidential basis by a third party who is not obligated to Connetics or any other party to retain such information in confidence.

               (iv) that is properly required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by Consultant, provided that Consultant shall provide Connetics with reasonable advance notice of any such required disclosure and cooperate with Connetics in minimizing the extent of any such disclosure and in seeking such protective order(s) or the like as may be available to protect the confidentiality of the Information; and provided further that Consultant will make such disclosure only to the extent the disclosure is legally required.

     7. WRITINGS. Any writings prepared by Consultant as a result of Consultant's activities with Connetics are prepared as works for hire for the benefit of Connetics. Consultant hereby assigns to Connetics any copyright to which Consultant is entitled for any writings prepared by Consultant in the course of consulting for Connetics.

     8. NOTICE. Any notice required or permitted by the terms of this Agreement shall be given by registered mail, prepaid and properly addressed, or delivered by hand to Connetics, ATTN: Thomas G. Wiggans, at the address set forth above, or to Glenn Oclassen at 24 Egret Way, Mill Valley, California 94941, or at such other address as either Party may designate by notice pursuant to this Section. If mailed, any such notice shall be deemed to have been given when received; and if delivered by hand, when received.

     9.   ASSIGNMENT.

          (a) This Agreement is personal to Consultant, and Consultant shall have no right or authority to assign the Agreement or any portion of this Agreement, to sublet or subcontract in whole or in part, or otherwise delegate his performance under this Agreement, without Connetics' prior written consent.

          (b) Connetics may assign this Agreement. Consultant agrees that if this Agreement is assigned to any third party or Affiliate, all the terms and conditions of this Agreement shall apply between such third party or Affiliate and Consultant with the same force and effect as if the Agreement had been made with such third party or Affiliate in the first instance.

     10. BREACH; REMEDIES. If either Party breaches any of the terms or conditions of this Agreement, the other Party shall have the option to terminate this Agreement immediately upon written notice, pursuant to SECTION 8, to the breaching party, upon which event all rights of the breaching party shall terminate upon the effective date of termination specified in such notice. The obligations provided under SECTIONS 6 and 7 of this Agreement are acknowledged as


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necessary and reasonable in order to protect Connetics and its business, and
Consultant expressly agrees that monetary damages would be inadequate to compensate Connetics for the breach of those obligations. Accordingly, Consultant agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Connetics and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Connetics shall be entitled to obtain injunctive relief against the breach or threatened breach by Consultant of SECTIONS 6 and/or 7, without the necessity of proving actual damages.

     11. INDEPENDENT CONTRACTOR. Notwithstanding anything in this Agreement to the contrary, Consultant's status with Connetics shall be, at all times during the term of this Agreement, that of an independent contractor. Nothing in this Agreement shall be construed to give Consultant the power or authority to act or make representations for, or on behalf of, or to bind or commit Connetics. Accordingly, Consultant agrees not to use or refer to the name of Connetics without Connetics' written permission, which written permission shall not be unreasonably withheld, in any public statements, whether oral or written, including, but not limited to shareholder reports, prospectuses, communications with stock market analysts, press releases or other communications with the media.

     12. APPLICABLE LAW; DISPUTE RESOLUTION. This Agreement will be interpreted and enforced in accordance with the laws of California, notwithstanding the choice of law principles of California or those of any other jurisdiction. Consultant hereby submits to the jurisdiction of the U.S. District Court for the Northern District of California and the California State Courts within Santa Clara County. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination of this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect.

     13. INDEMNITY. Connetics agrees to indemnify and hold harmless Consultant for all claims from third parties arising from the use of product(s) developed by Connetics for which Consultant has provided consulting services, except that no indemnification is provided for claims resulting from any negligence on the part of Consultant.

     14. SURVIVAL. The covenants and agreements set forth in SECTIONS 6, 7, 11, 12 and 13 shall survive any termination or expiration of this Agreement and remain in full force and effect regardless of the reason for or cause of termination.

     15. NO WAIVER. No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.

     16. HEADINGS. Article and section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties.


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     17.  PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction: (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken;
(b) the remaining provisions shall remain in full force and effect; (c) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (d) the remainder of this Agreement will remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the Parties.

     18. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Parties with respect to Consultant's consulting services to Connetics. This Agreement may not be modified except by a writing signed by the Parties.


IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.


CONNETICS CORPORATION                     CONSULTANT



By: /s/ T. G. Wiggans                     /s/ Glenn A. Oclassen
   -----------------------------------    --------------------------------------
   Thomas G. Wiggans                      Glenn A. Oclassen
   President and Chief Executive Officer

                                          SOCIAL SECURITY NO. [on File]
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